Exhibit 10.1

January 29, 2010

Steven C. Oldham

President and Chief Executive Officer

SureWest Communications

200 Vernon Street

Roseville, CA 95678

Fax:  (916) 786-1800

Re:	Amendments

Dear Steven:

Reference is made to the Third Amended and Restated Credit Agreement, dated as of September 19, 2008 (as the same has been amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), among SureWest Communications (“Borrower”), CoBank, ACB (individually, “CoBank” and, as Administrative Agent, “Administrative Agent”), in its capacity as Administrative Agent, Lead Arranger, Issuing Lender, Swingline Lender and a Lender, and such other Lenders as from time to time may become a party to the Credit Agreement, providing for a Term Loan A Commitment in the initial principal amount of $120,000,000, a Term Loan B Commitment in the initial principal amount of $30,000,000, a Revolving Loan Commitment in the initial principal amount of $57,500,000 and a Swingline Commitment in the initial principal amount of $2,500,000.  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Amendments

As of the Effective Date:

1.             Subsection 1.6(A)(2) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(2)           Revolving Loan Commitment.  CoBank’s share of the Revolving Loan Commitment shall be permanently reduced in the amount of $5,000,000 on December 31, 2010.  The Revolving Loan Commitment shall be terminated in full on the Revolving Loan Expiration Date and any outstanding principal balance of the Revolving Loans not sooner due and payable will become due and payable on such date.

2.             The definition of “Revolving Loan Commitment” in Subsection 10.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Loan Commitment” means $57,500,000, as such amount is reduced from time to time as provided in this Agreement.

Acknowledgement

Borrower and those Lenders signatory hereto hereby acknowledge and agree that after giving effect to this letter agreement, the Revolving Notes dated as of the date hereof made by Borrower in favor of each of CoBank and Union Bank, N.A., (“Union Bank”), respectively, the Assignment and Assumption dated as of the date hereof (the “Union Bank Assignment”) between CoBank and Union Bank and the transactions contemplated hereby and thereby, CoBank’s commitment to make Revolving Loans will be $47,500,000 and Union Bank’s commitment to make Revolving Loans will be $10,000,000.

Conditions Precedent to Effectiveness

This letter agreement and the amendments contained herein shall be effective (the “Effective Date”) upon the satisfaction of each of the following conditions precedent, as determined by Administrative Agent and Lenders in their sole discretion:

1.             Administrative Agent shall have received an execution counterpart of this letter agreement signed by Borrower and by Requisite Lenders.

2.             Borrower shall have executed and delivered (i) a Revolving Note in favor of Union Bank, N.A., and (ii) a second amended and restated Revolving Note in favor of CoBank.

3.             Administrative Agent shall have received a processing and recordation fee of $3,500 with respect to the Union Bank Assignment.

4.             The representations and warranties of Borrower contained in the Credit Agreement and the other Loan Documents shall be true and correct as of the Effective Date with the same effect as though made on such Effective Date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such specified date).

5.             No Default or Event of Default shall have occurred and be continuing as of the Effective Date.

6.             Payment by Borrower of all costs associated with the negotiation, execution, enforcement and administration of this letter agreement and the other documents executed in connection herewith, including, without limitation, all reasonable outside attorneys’ fees and expenses incurred by Administrative Agent.

General

The terms and provisions of the Loan Documents are hereby ratified and confirmed and shall continue in full force and effect.  By agreeing to this letter agreement as acknowledged below, Borrower hereby represents, certifies and warrants to Administrative Agent and each Lender that (i) all information which has been made available to Administrative Agent and each Lender by Borrower or any of its representatives in connection with the amendments contemplated hereby is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading; and (ii) (a) each of the representations and warranties of Borrower contained in any Loan Document is true and correct as of the Effective Date of this letter agreement with the same effect as though made on such Effective Date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such specified date), and (b) no event has occurred and is continuing that would constitute a Default or Event of Default.  Borrower hereby expressly acknowledges and agrees that nothing in this letter agreement shall (i) constitute a novation of any of the Loan Documents, (ii) cure or waive or be deemed to cure or waive any Default or Event of Default that exists as of the date hereof, or any additional or future Default or Event of Default, whether known or unknown, now or hereafter existing, or (iii) operate as a waiver of any of the rights and remedies of Lenders under any of the Loan Documents or at law or in equity.  The amendments contained herein shall not constitute a course of dealing between Borrower and Lenders.  Borrower hereby reconfirms its obligation to reimburse Administrative Agent and each Lender for all costs associated with the negotiation, execution, enforcement and administration of this letter agreement and the Loan Documents, including, without limitation, all reasonable outside attorneys’ fees and expenses incurred by Administrative Agent.  This letter agreement shall be governed by, construed and enforced in accordance with all provisions of the Credit Agreement, including, without limitation, the governing law provisions thereof, and may be executed in multiple counterparts.

Please evidence your acknowledgment of and agreement to the foregoing by executing this letter agreement in the place indicated below.

Sincerely,

COBANK, ACB, as Administrative Agent and a Lender
Commitment to make Revolving
Loans: $47,500,000
	By:	/s/ TED KOERNER
Pro Rata Share of the Revolving		Name: Ted Koerner
Loan Commitment:		Title: Managing Director
82.608695652%

Commitment to make Swingline
Loans: $2,500,000

Pro Rata Share of the Swingling
Loan Commitment: 100.00%

Commitment to make the Term
Loan A: $120,000,000

Pro Rata Share of the Term Loan A
Commitment: 100.00%

Commitment to make the Term
Loan B: $15,000,000

Pro Rata Share of the Term Loan
B. Commitment: 50.00%

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Commitment to make Revolving	UNION BANK, N.A., as a Lender
Loans: $10,000,000

Pro Rata Share of the Revolving	By:	/s/ RICHARD VAIN
Loan Commitment:		Name: Richard Vian
17.391304348%		Title: Vice President

Commitment to make Swingline
Loans: $0

Pro Rata Share of the Swingling
Loan Commitment: 0%

Commitment to make the Term
Loan A: $0

Pro Rata Share of the Term Loan A
Commitment: 0%

Commitment to make the Term
Loan B: $15,000,000

Pro Rata Share of the Term Loan
B. Commitment: 50.00%

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Acknowledged and Agreed to:

SUREWEST COMMUNICATIONS
as Borrower

By:	/s/ STEVEN C. OLDHAM
Steven C. Oldham
President and Chief Executive Officer